Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Stockholders of TFS Financial Corporation (the “Company”) was held on Thursday, February 24, 2022 in Cleveland, Ohio. For more information on the following proposals, see the Company's proxy statement dated January 12, 2022, the relevant portions of which are incorporated herein by reference.

The official ballot from the meeting, submitted to the Secretary by the Inspectors of Elections, disclosed the following tabulation of votes:

The stockholders elected the four nominees for director, each to hold office for a three-year term and until his or her successor has been duly elected and appointed as follows:

Directors	For	Against	Abstain	Broker Non-Votes
Martin J. Cohen	262,349,424	1,270,710	225,599	9,382,227
Robert A. Fiala	260,957,491	2,709,345	178,895	9,382,227
John P. Ringenbach	262,502,003	112,764	230,965	9,382,227
Ashley H. Williams	254,819,673	8,786,313	239,747	9,382,227

The stockholders conducted an advisory vote on the compensation of our named executive officers, and voted as follows:

For	Against	Abstain	Broker Non-Votes
256,381,949	7,177,171	286,612	9,382,227

The stockholders ratified the selection of Deloitte & Touche LLP as the Company's independent accountant for the Company's fiscal year ending September 30, 2022, and voted as follows:

For	Against	Abstain	Broker Non-Votes
272,426,489	541,189	260,280	—

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFS FINANCIAL CORPORATION (Registrant)

February 24, 2022	By:	/s/ Timothy W. Mulhern
Timothy W. Mulhern
Chief Financial Officer